EXHIBIT 3.5
BYLAWS OF
ARSIS MEDICAL USA, INC.
(A Delaware Corporation)
ARTICLE I
OFFICES
     1.1 Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.
     1.2 Other Offices. The Corporation may additionally have offices at such other places, both within and without the State of Delaware, as the board of directors from time to time may determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
     2.1 Annual Meeting. An annual meeting of the stockholders shall be held in the first quarter of each calendar year for the purpose of electing directors and conducting such other business as may come before the meeting. The date, time and place, within or without the State of Delaware, of the annual meeting shall be determined by resolution of the board of directors.
     2.2 Special Meetings. Special meetings of the stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed special meeting. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice.
     2.3 Notices. Written or printed notice of every annual or special. meeting of the stockholders, stating the place, date and hour and, in the case of special meetings, the purpose or purposes for which the meeting is called shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the board of directors, the president or the secretary, and if mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.
     2.4 Stockholder Lists. The secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meting, or, if not so specified, at the place where the meeting is to be held. The list also shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
     2.5 Quorum and Adjournments. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders except as otherwise provided by statute or by the certificate of incorporation. If a quorum is present, the holders of the shares present in person or represented by proxy at the meeting, and entitled to vote thereat, shall have the power, by affirmative vote of the holders of a majority of such shares, to adjourn the meeting at another time and/or place. When a meeting is adjourned to another time or place notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.
     2.6 Majority. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of an applicable statute or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.
     2.7 Voting. Each stockholder shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, except that no proxy shall be voted on after three (3) years from its date, unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.
     2.8 Consent of Absentees. The transactions of any meeting of stockholders, however called and noticed, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum was present either in person or by proxy, and if, either before or after the meeting, each of the stockholders entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of such meeting, or an approval of minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
     2.9 Action Taken Without a Meeting. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Every written consent shall bear the date of signature of each stockholder or member who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the Corporation in the manner required by the General Corporation Law of Delaware, written consents signed by sufficient number of holders or members to take this action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or an agent of the Corporation having custody of the book in which proceedings of meetings of stockholders or members are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.
     2.10 Inspectors of Election. In advance of any meeting of stockholders, the board of directors may appoint any person(s), other than nominees for office, inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the president may, and on the request of any stockholder or his proxy, shall, make such appointment at the meeting. The number of inspectors shall be either one (1) or three (3). If appointed at a meeting on the request of one or more stockholders or proxies, the majority of shares present shall determine whether one (1) or three (3) inspectors shall be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting, or at the meeting by the president. The duty of such inspector shall include the following: determining the number of shares outstanding and the voting power of each; the shares represented at the meeting; the existence of a quorum and the authenticity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the results; and such other acts as may be proper to conduct the election or vote with fairness to all stockholders.
ARTICLE 3
DIRECTORS
     3.1 Powers. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or to be done by the stockholders.
     3.2 Number. Election and Term of Office. The number of the directors of the Corporation shall not be fewer than three (3) nor more than seven (7), until changed by amendment of the certificate of incorporation or by a bylaw amending this Paragraph 3.2 duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. The exact number of directors shall be fixed from time to time, within the limits specified in the certificate of incorporation or in this Section 3.2, by a bylaw or amendment thereof duly adopted by the affirmative vote of the majority of the shares present in person or represented by proxy at a duly held meeting and entitled to vote thereon or by approval of the majority of the shares entitled to vote, or by approval of the board of directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Paragraph 3.3 of this Article, and each director elected shall hold office until his successor is duly elected and qualified; provided, however, that if the directors shall be divided into classes, each director elected shall hold office until the next election of the class for which such director has been elected, and until his successor has been duly elected and qualified.
     Subject to the foregoing provisions for changing the number of directors, the number of directors of the corporation has been fixed initially at three (3).
     3.3 Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. The directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid.
     3.4 Annual Meetings. The annual meeting of each newly elected board of directors shall be held at such time and place as is specified by the stockholders at the meeting at which the directors were elected. If no such time and place is specified by the stockholders, the president shall specify such time and place and give at least twenty-four (24) hours’ notice thereof to each newly elected director, either personally, by telephone, by mail or by telegraph.
     3.5 Regular Meetings. Regular meetings, other than the annual meeting, of the board of directors shall be held not less than quarterly at such times and such places within or without the State of Delaware as shall from time to time be determined by the board of directors and publicized among all directors. A notice of each regular meeting shall not be required.
     3.6 Special Meetings. Special meetings of the board of directors may be called by the president, any vice president or the secretary, and shall be called by the President upon the express written request of any two (2) directors, on twenty-four (24) hours’ notice to each director, either personally, by telephone, by mail or by telegraph, at such time and such place within or without the State of Delaware as shall be specified in such notice.
     3.7 Quorum and Majority. At all meetings of the board of directors, a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     3.8 Telephonic Meeting. Members of the board of directors, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Paragraph 3.8 shall constitute presence in person at such meeting.
     3.9 Committees. The board of directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which to the extent provided in the resolution of the board of directors, or in these bylaws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except as limited by Delaware General Corporation Law. Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by the resolution of the board of directors designating such committee, but in all cases, the presence of at least a majority of the members of such committee shall be necessary to constitute a quorum. In the event that a member of such committee is absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any absent or disqualified member. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.
     3.10 Action Taken Without a Meeting. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board, or committee.
     3.11 Compensation of Directors. The board of directors, by resolution adopted by a majority of the whole Board, may establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees designated by the board of directors may be allowed like compensation for their services to the Corporation.
     3.12 Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation,

partnership, association, or other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.
ARTICLE FOUR
OFFICERS
     4.1 Officers and Elections. The officers of the Corporation shall be chosen by the board of directors and shall consist of a chairman of the board, a president; one or more vice presidents, a secretary, a chief financial officer and such other officers and assistant officers as may be deemed necessary or desirable by the board of directors. Any number of offices may be held by the same person. In its discretion, the board of directors may leave unfilled for any period as it may deem necessary or advisable any office except the offices of president, secretary and chief financial officer.
     4.2 Removal. Subject to the rights, if any, of any officer under any contract of employment. any officer elected or appointed by the board of directors may be removed by the board of directors at any time, with or without cause.
     4.3 Resignation. Any officer may resign at any time upon written notice to the Corporation. Any resignation shall take effect on the date of the receipt of that notice or at any later time specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the Corporation under any contracts to which the officer is a party.
     4.4 Terms of Office and Vacancies. Each officer of the Corporation shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the Corporation, by death, resignation, removal or otherwise, shall be filled by the board of directors.
     4.5 Salaries. Salaries of all officers shall be fixed by the board of directors.

     4.6 Chairman of the Board. The chairman of the board shall, when present, preside at all meetings of the stockholders and of the board of directors, and, subject to these bylaws, shall exercise such other powers and shall perform such other duties as may from time to time be prescribed by the board of directors.
     4.7 President The president shall be the chief executive officer of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the board of directors are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
     4.8 Vice President. In the absence of the president or in the event of his inability or refusal to act, the vice president shall perform the duties of the president, and when so acting, shall have all powers of and be subject to all the restrictions upon the president. The vice president shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
     4.9 Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or the president, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.
     The secretary shall keep or cause to be kept, at the principal executive office a record or duplicate record of stockholders. This record shall show the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of stock certificates issued to each stockholder, and the number and date of cancellation of any certificates surrendered for cancellation.
     4.10 Assistant Secretary. The assistant secretary shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
     4.11 Chief Financial Officer. The chief financial officer shall have the custody of the Corporation’s funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors.
     The chief financial officer may disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of transactions and of the financial condition of the Corporation.
     If required by the board of directors, the chief financial officer shall give to the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his officer and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.
     4.12 Assistant Chief Financial Officer. The assistant chief financial officer shall, in the absence of the chief financial officer, or in the event of his inability or refusal to act, perform the duties and exercise the powers of the chief financial officer shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
ARTICLE 5
CERTIFICATES OF STOCK
     5.1 Entitlement. Every holder of stock in the Corporation shall be entitled to have a certificate in the name of the Corporation signed by the president or a vice president, and by the chief financial officer or an assistant chief financial officer, or the secretary or an assistant secretary of the Corporation representing the number of shares owned by him in the Corporation.
     5.2 Lost Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
     5.3 Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
     5.4 Fixing a Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the date on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders may apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.
     In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by the General Corporation Law of the State of Delaware, shall be the first date on which a signed written consent setting forth the action to be taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which the proceedings of the meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by the General Corporation Law of the State of Delaware, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.
     In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stock holders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.
     5.5 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of the shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE 6
GENERAL PROVISIONS
     6.1 Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock of the Corporation, subject to the provisions of the certificate of incorporation.
     6.2 Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
     6.3 Checks, Notes. Instruments, etc. All checks or demands for money, notes, instruments or other documents of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate. Unless so designated by the Board, no such officer or officers or such other person or persons shall have the power or authority to render the Corporation liable for any purpose or to any amount.
     6.4 Seal. The corporate seal shall be prescribed by the board of directors. The seal may be used by causing it to be impressed or affixed or reproduced or otherwise.
     6.5 Fiscal Year. The fiscal year of the Corporation shall be determined from time to time by resolution of the board of directors.
     6.6 Waiver of Notice. Whenever notice is required to be given under any provision of the laws of the State of Delaware or the certificate of incorporation or bylaws, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting (either in person or by proxy) shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
     6.7 Registrars and Transfer Agents. The board of directors may appoint one or more registrars of transfer, which shall be domestic incorporated banks or trust companies, and one or more transfer agents or transfer clerks, who shall be appointed at such times and places as the board of directors shall determine.
     6.8 S Corporation Election. If the Corporation has elected to be taxed pursuant to the provisions of the Internal Revenue Code pertaining to S Corporations, then the Corporation, any stockholder and any person to whom any of its shares are transferred, shall not do any act or take any course of conduct which shall have the effect of terminating such election without the prior vote of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of the Corporation or the written consent of the persons entitled to vote such shares.

     6.9 Amendments. These bylaws may be altered, amended or repealed, or new bylaws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation, at any regular meeting of the stockholders or of the board of directors, or at any special meeting of the stockholders or of the board of director, if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting.

CERTIFICATION OF BYLAWS
OF
ARSIS MEDICAL USA, INC.
     1, the undersigned, do hereby certify:
     1. That I am the sole incorporator of Arsis Medical USA, Inc., a Delaware corporation.
     2. That the foregoing bylaws, comprising eleven (11) pages, constitute the bylaws of the above corporation and were adopted as such by me on September 8, 1999.

/s/ James C. Russell
JAMES C. RUSSELL
Attorney at Law Sole Incorporator